Exhibit 99.8

PRELIMINARY COPIES

PROXY CARD

MODEL PERFORMANCE ACQUISITION CORP.

The Suns Group Center

200 Gloucester Road, 29th Floor

Wan Chai, Hong Kong

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MODEL PERFORMANCE ACQUISITION CORP.

The undersigned hereby appoints Claudius Tsang and Serena Shie as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Model Performance Acquisition Corp. (“MPAC”) held of record by the undersigned on [•], 2022, at the Special Meeting of Shareholders (“Special Meeting of Shareholders”) to be held on [•], 2022, or any postponement or adjournment thereof. The Special Meeting of Shareholders will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via live webcast to facilitate shareholder attendance and participation while safeguarding the health and safety of MPAC’s shareholders, board of directors and management. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. THE MPAC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The Reincorporation Merger Proposal — to approve and adopt the merger of MPAC with and into Model Performance Mini Corp., a British Virgin Islands business company (“PubCo”), with PubCo remaining as the surviving publicly traded entity surviving the merger. We refer to the merger as Reincorporation Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Acquisition Merger Proposal — to approve and adopt the merger of Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), and MultiMetaVerse Inc., a Cayman Islands exempted company (“MMV”), with MMV as the surviving entity and a wholly-owned subsidiary of PubCo. We refer to the merger as Acquisition Merger, collectively with the Reincorproation Merger, the Business Combination. A copy of the Merger Agreement dated as of August 6, 2021 (as amended) is attached to this proxy statement as Annex A:

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Nasdaq Proposal — to approve (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding MPAC Class A ordinary shares and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Class A ordinary shares in connection with the PIPE Investment (as defined in the proxy statement) upon the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 - The Charter Amendment Proposal - to approve modifying Regulation 24.5(c) in MPAC's Existing Charter in order to expand the methods that MPAC may employ to not become subject to the "penny stock" rules of the Securities and Exchange Commission.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — The Adjournment Proposal — to approve the adjournment of the Special Meeting of Shareholders by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event MPAC does not receive the requisite shareholder vote to approve the Proposals 1, 2, 3 and 4.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!